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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

    The following is a list of the Company's subsidiaries as of December 31, 1996, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                                                           Percentage of
                                                                                                            Voting Power
                                                                                                              Owned by
                                                                                                              Monsanto
                                                                                                           -------------
G. D. Searle & Co. (Delaware Corporation)...............................................................        100

Monsanto Europe, S.A. (Belgian Corporation).............................................................        100

Monsanto International Holdings, Inc.
    (Delaware Corporation)..............................................................................        100

Monsanto International Sales Company, Inc.
    (Virgin Islands Corporation)........................................................................        100

Monsanto p.l.c. (United Kingdom Corporation)............................................................        100

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